

                                                 Cerner Corporation
                                      Computation of Earnings per Common Share

                                                       Fiscal
                                                     Years ended
                                     ------------------------------------------
                                          1995           1994           1993

Net Earnings:                        $ 22,521,000   $ 19,501,000   $ 14,558,000
                                     ============   ============   ============

Weighted average number of
common and common stock
equivalent shares:

   Weighted average number of
   outstanding common shares           29,844,760     27,651,104     26,286,702

   Dilutive effect (excess of
   numberof shares issuable
   over number of shares assumed
   to be repurchased with the
   proceeds of exercised options
   and converted warrants based
   on the average market price
   during the period)                   1,603,293      2,111,104      2,871,654
                                      -----------    -----------   ------------
                                       31,448,053     29,762,208     29,158,356

Earnings per common and common
stock equaivalent shares:            $       0.72   $       0.66   $       0.50
                                     ============   ============   ============

Weighted average number of common
and common stock equivalent shares
assuming full diluting:

    Additional dilutive effect
    (reduction in number of shares
    assumed to be repurchased with
    the proceeds of exercised stock
    options and converted warrants
    based on the end of the period
    market price of the stock, if
    higher than the average price)              0         45,296        127,442
                                     ------------   ------------   ------------
                                       31,448,053     29,807,504     29,285,798
                                     ============   ============   ============

Earnings per common and common
stock equivalent shares assuming
full dilution:                       $       0.72   $       0.66    $      0.50
                                     ============   ============    ===========
